UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2013

FOOD TECHNOLOGY SERVICE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19047	59-2618503
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

502 Prairie Mine Road

Mulberry, Florida 33860

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (863) 425-0039

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 5, 2013, Food Technology Service, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sterigenics U.S., LLC, a Delaware limited liability company (“Parent”) and Sterigenics Florida Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will become a wholly-owned subsidiary of Parent through a merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of Sterigenics International LLC (“Sterigenics”), which in turn is a portfolio company of GTCR, LLC, a Chicago-based private equity firm.

Upon the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than excluded shares and dissenting shares as more particularly set forth in the Merger Agreement), issued and outstanding immediately prior to the effective time of the Merger, will be cancelled and converted into the right to receive $7.23 (the “Merger Consideration”), without interest and subject to any applicable tax withholding.

Prior to the effective time of the Merger, the Company will take all actions necessary to provide that each option outstanding immediately prior to such time that represents the right to acquire shares of Company Common stock will be cancelled and converted into the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such option, less any applicable tax withholding.

Consummation of the Merger (the “Closing”) is subject to a number of closing conditions, including, among other things: (i) the adoption and approval of the Merger Agreement by the requisite vote of the Company’s shareholders; (ii) receipt of certain third party approvals and consents; (iii) the absence of any law, ruling, judgment, order or injunction prohibiting the Merger; (iv) the accuracy of the representations and warranties, subject to customary materiality qualifiers; (v) the aggregate number of shares the holders of which have exercised their appraisal rights does not equal 20% or more of the outstanding shares; and (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement). The Merger Agreement does not contain a financing condition.

Each of the Company, Parent and Merger Sub have made customary representations and warranties in the Merger Agreement and have covenanted, among other things, that, subject to certain customary exceptions: (i) the Company will conduct its business in the ordinary course of business in accordance with past practice during the interim period between the execution of the Merger Agreement and the Closing; (ii) Parent and the Company will cooperate in preparing and promptly causing to be filed with the Securities and Exchange Commission (the “SEC”) within five days of the end of the Go-Shop Period (as defined below) a proxy statement on Schedule 14A and to use their reasonable best efforts to have the proxy statement cleared for distribution to the Company’s shareholders as promptly as practicable after such filing with the SEC; (iii) the

Company will as soon as reasonably practicable following clearance by the SEC take all actions in accordance with applicable law to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the requisite shareholder vote to adopt the Merger Agreement; and (iv) the Company’s board of directors will recommend to its shareholders that they vote in favor of the Merger Agreement.

The Merger Agreement permits the Company and its representatives, under direction by a special committee formed for the purpose of evaluating and making a recommendation to the Company’s full board of directors with respect to the Merger Agreement, to initiate, encourage, and engage in any negotiations with respect to alternative acquisition proposals for a period of 30 days after the date of the Merger Agreement (the “Go-Shop Period”). There can be no assurance that this process will result in a Superior Proposal (as defined in the Merger Agreement). From and after the termination of the Go-Shop Period, the Company and its representatives will be prohibited from soliciting alternative proposals from, providing information to, and participating in discussions and engaging in negotiations with, third parties regarding alternative proposals (other than for a period of 15 days immediately following the end of the Go-Shop Period with third parties that made a competing proposal during the Go-Shop Period that the Company’s board of directors believes in good faith is, or would reasonably be expected to result in, a Superior Proposal (a “Go-Shop Excluded Party”)), subject to certain exceptions, including the Company’s “fiduciary out” provisions for a Superior Proposal.

The Merger Agreement contains certain termination rights and provides that (i) in the event of termination of the Merger Agreement under specified circumstances, including, among others, termination by the Company to accept a Superior Proposal or by Parent upon a change in the recommendation of the Company’s board of directors that the Company’s shareholders approve the Merger, the Company will owe Parent a cash termination fee of $800,000 and (ii) in the event of termination of the Merger Agreement under other specified circumstances, including, among others, termination by the Company due to Parent’s failure to consummate the Merger on the required closing date, Parent will owe the Company a cash termination fee of $3,000,000. In addition, the Company may be required to reimburse out-of-pocket expenses incurred by Parent in connection with the Merger Agreement in an amount not to exceed $200,000 in the event that the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the exhibits thereto, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement (or such other date as specified therein) and are modified in important part by the underlying disclosure schedules.

Stockholder Agreement

In connection with the Merger, Richard G. Hunter, Ph.D., President and CEO of the Company, and Fort Ashford Holdings, LLC (“Fort Ashford”), a California-based private equity firm and a significant minority shareholder of the Company, entered into a Stockholder Agreement, dated as of the date of the Merger Agreement (the “Stockholder Agreement”), with Parent. Under the Stockholder Agreement, Dr. Hunter and Fort Ashford agreed, among other things, to vote the shares of Company Common Stock as to which they have exercisable voting power in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement.

The Stockholder Agreement will terminate upon the earlier of (a) the effective time of the Merger and (b) the date of termination of the Merger Agreement.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Stockholder Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Where You Can Find Additional Information

The Company will file with the SEC a proxy statement. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Parent, the Company, Merger Sub and the proposed Merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement (when it becomes available) may be obtained free of charge from the Company. Security holders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company, Parent and certain of their respective directors, executive officers, and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2013. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and its exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 8.01	Other Events.

On December 6, 2013, the Company and Sterigenics issued a joint press release announcing the Merger Agreement. The press release is attached hereto (corrected for an error in the Company’s web address and the Company contact’s e-mail address and revised to inclue a contact for Sterigenics) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2013, by and among Sterigenics U.S., LLC, Sterigenics Florida Acquisition Corp. and Food Technology Service, Inc. (The schedules and certain exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit).

10.1	Stockholder Agreement entered into as of December 5, 2013, by and among Richard G. Hunter, Fort Ashford Holdings, LLC, Sterigenics U.S., LLC and Sterigenics Florida Acquisition Corp.

99.1	Joint Press Release of Food Technology Service, Inc. and Sterigenics International LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGY SERVICE, INC.
(Registrant)

Date: December 9, 2013	By:	/s/ Richard G. Hunter
Richard G. Hunter, Ph.D.
President